UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012 (November 13, 2012)

EastBridge Investment Group Corporation
(Exact name of registrant as specified in its charter)

Arizona	0-52282	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8040 E. Morgan Trail, Unit 18, Scottsdale, Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 966-2020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2012, EastBridge Investment Group Corporation, an Arizona company (“EastBridge” or the “Company”), and CBMG Acquisition Limited, a British Virgin Islands company and the Company’s wholly-owned subsidiary (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cellular Biomedicine Group Ltd., a British Virgin Islands company (“CBMG”).

CBMG will be the surviving entity in a merger with Merger Sub whereby CBMG will become a wholly-owned subsidiary of EastBridge (the "Merger").  Upon consummation of the Merger, CBMG shareholders will be issued shares of common stock, no par value per share, of EastBridge (the “EastBridge Common Stock”) constituting 70% of the outstanding stock of EastBridge and the current EastBridge shareholders will retain 30% of the Company.  Specifically, each of CBMG’s ordinary shares (“CBMG Ordinary Shares”) will be converted into the right to receive a number of shares of EastBridge Common Stock equal to 2.3333 multiplied by the quotient of (x) the total number of shares of EastBridge Common Stock outstanding as of the closing date of the Merger on a fully diluted basis (the “Closing Date”) divided by (y) the total number of CBMG Ordinary Shares outstanding as of the Closing Date on a fully diluted basis.

Following the Merger, Steve Liu, CBMG's current Chairman and CEO, will become Chairman and CEO of EastBridge. Keith Wong, EastBridge's current Chairman and CEO, will continue as a director of EastBridge and will become its Chief Business Development Officer.  Norm Klein, the current COO and CFO of EastBridge, will continue as CFO and a director.  Prior to or contemporaneously with the Merger, EastBridge intends to contribute all of its current assets to a newly formed, wholly-owned subsidiary of EastBridge, to be called EastBridge CBMG Investment Corp. ("EastBridge CBMG"), which will continue the current business and operations of EastBridge.

The Merger is subject to customary closing conditions, including, among other things, (a) approval by the shareholders of CBMG, (b) resignations of the departing directors and officers of EastBridge, Merger Sub and CBMG, (c) execution of certain ancillary agreements as referenced to in the Merger Agreement and (d) formation of EastBridge CBMG.

Pursuant to the Merger Agreement, CBMG will transfer funds to EastBridge or EastBridge CBMG as follows: (i) $500,000 to EastBridge upon execution of the Merger Agreement, (ii) $1,500,000 to EastBridge CBMG upon the earlier to occur of (x) the listing of EastBridge Common Stock on a U.S. national exchange or (y) 90 days after the Closing Date; and (iii) $950,000 to EastBridge CBMG upon the earlier to occur of (x) receipt by EastBridge or CBMG of not less than $15 million of debt or equity financing or (y) 90 days after the Closing Date.

The Merger Agreement may be terminated by either party if the Merger is not consummated by January 15, 2013.  Additionally, EastBridge and CBMG have each agreed to pay the other a termination fee of $6 million if the Merger Agreement is terminated for certain reasons specifically enumerated in the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1.

Item 8.01 Other Information

The Company issued a press release announcing the execution of the Merger Agreement which is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be sign.

EastBridge Investment Group Corporation, an Arizona corporation

Dated: November 19, 2012	By:	/s/ Norman Klein
Norman Klein, CFO

INDEX TO EXHIBITS

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated November 13, 2012, by and among EastBridge Investment Group Corporation, CBMG Acquisition Limited and Cellular Biomedicine Group Ltd.

99.1	Press Release Announcing the Execution of the Agreement and Plan of Merger